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                                                                       EXHIBIT j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our three reports each dated December 16, 2003, relating to the financial statements and financial highlights of AIM Developing Markets Fund, AIM Global Health Care Fund, and AIM Libra Fund (three of the funds constituting AIM Investment Funds), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2004